FORM OF RIGHTS AGREEMENT

This Rights Agreement (the “Agreement”), made and entered into as of this day of _________ 20__, by and between MGT Capital Investments, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Rights Agent”),

W I T N E S S E T H THAT:

WHEREAS, the Company has filed a Registration Statement on Form S-3 (Registration No. 333-22589) with the Securities and Exchange Commission (the “Registration Statement”), providing for, among other thing, the offering of rights to acquire securities of the Company;

WHEREAS, the Company is proposing to offer (the “Rights Offering”) up to [insert number or amount of securities] (the “Rights Securities”) of transferable rights (the “Rights”), which are to be initially issued to holders of the Company’s [reference security] (the “Reference Securities”; and the holders of such Reference Securities “Reference Holders”);

WHEREAS, the Company intends to issue to the Reference Holders one Right for each Reference Security held of record as of [          ] (the “Record Date”), and intends that the Rights will be exercisable to purchase one Rights Security at a price of $__ (U.S.) per Rights Security (the “Rights Price”);

WHEREAS, the Rights will be evidenced by certificates (the “Rights Certificates”) substantially in the form attached hereto as Exhibit A; and

WHEREAS, the Company desires to employ the Rights Agent to act as a Rights Agent in connection with the Rights Offering, including, but not limited to, the issuance and delivery of the Rights Certificates, and the Rights Agent is willing to act in such capacity:

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Rights and the Rights Certificates and the respective rights and obligations thereunder of the Company, the holders of Rights Certificates and the Rights Agent, the parties agree as follows:

Article I
APPOINTMENT OF RIGHTS AGENT

1.1 Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Article II
RIGHTS REGISTER

2.1 Maintenance of the Rights Register. The Rights Agent shall create and maintain, a list of the names, addresses and taxpayer identification numbers of the Rights Holders and the number of Rights held by each of them (the “Rights Register”). The Rights Agent shall establish procedures for recording transfer of the Rights of record prior to the Expiration Date (as hereafter defined), and shall record such transfers on the Rights Register.

2.2 Initial Rights Holders. The initial Rights Holders of record shall be the Reference Holders as of the Record Date, and shall be recorded as such on the Rights Register. Each such Reference Holder shall receive one Right for each Reference Security held of record as of the Record Date. Fractional Rights will not be issued.

Article III
RIGHTS DOCUMENTS

3.1 Delivery of Documents by Company. The Company will cause to be timely delivered to the Rights Agent sufficient copies of such documents for delivery to holders of the Rights (the “Rights Holders”) as shall be necessary for the conduct of the Rights Offering, including: (i) the base prospectus included as part of the Registration Statement, and the prospectus supplement relating to the Rights Offering (together, the “Rights Offering Prospectus”); (ii) blank Rights Certificates, including instructions for completion; (iii) a transmittal letter to Rights Holders; (iv) instructions for Rights Holders who are nominees; and (v) such other documents as the Rights Agent and the Company shall mutually agree (collectively, the “Rights Documents”).

3.2 Mailing of Subscription Documents by Rights Agent. The Rights Agent shall mail or cause to be mailed, via first class mail, to each initial Rights Holder the Rights Documents, as applicable, and shall thereafter make available the Rights Documents upon request to any holder of record of the Rights. The Rights Agent, as transfer agent and registrar for the Rights, shall cause to be issued Rights Certificates in the names of the initial Rights Holders and for the number of Rights to which they are each entitled, as determined in accordance with Section 2 above, and to each transferee of record of the Rights, as provided in Section 2. The Rights Agent shall make reasonable efforts to identify which of the Rights Holders are likely to be nominee holders and to include the relevant nominee instructions with such mailing to such Rights Holders. The Rights Agent shall either manually sign or affix a duly authorized facsimile signature on all Rights Certificates. The signatures of the officers of the Company on the Rights Certificates shall be facsimile signatures.

3.3 Certificate for Rights Securities. As promptly as practicable after the Expiration Date (as hereafter defined), the Company shall provide, or cause to be provided to, the Rights Agent certificates representing the Rights Securities purchased in the Rights Offering, in such amounts or denominations, and in such names, as the Rights Agent shall request in order to deliver such certificates to Rights Holders that have exercised their Rights.

Article IV
RIGHTS EXERCISE PROCEDURES

4.1 Valid Exercise of Rights. For a valid exercise of Rights to occur, the Rights Agent must receive, by mail, hand delivery, and otherwise, prior to 5:00 p.m., New York City time, on ________, 20__ (the “Expiration Date”), the Rights Certificate pertaining to such Rights, which has been properly completed and endorsed for exercise, as provided in the instructions on the reverse side of the Rights Certificate, and payment in full in U.S. dollars of the Rights Price for the number of Rights Securities subscribed by bank check, certified check or money order payable to the order of “[   ], as Rights Agent— MGT Capital Investments, Inc.,” or by wire transfer of immediately available funds, in each case to the addresses or in the manner set forth in the Rights Offering Prospectus

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4.2 Notice of Guaranteed Delivery. If so provided in the Rights Offering Prospectus, the Rights Agent shall allow Rights to be exercised in accordance with guaranteed delivery procedures, including that (i) the Rights Holder has caused payment in full of the Rights Price to be received by the Rights Agent on or prior to the Expiration Date; (ii) the Rights Agent receives, on or prior to the Expiration Date, a guarantee notice (a “Notice of Guaranteed Delivery”), substantially in the form available from the Rights Agent, from an Eligible Institution (as hereafter defined), stating the name of the Rights Offeree, the number of Rights held by the Rights Offeree, the number or amount of the Rights Securities being subscribed for, and guaranteeing the delivery to the Rights Agent of the Rights Certificate evidencing such Rights at or prior to 5:00 p.m., New York City time, on the date three (3) business days following the date of the Notice of Guaranteed Delivery; and (iii) the properly completed Rights Certificate(s) evidencing the Rights being exercised, with any required signatures guaranteed, are received by the Rights Agent, at or prior to 5:00 p.m., New York City time, on the date three (3) business days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Rights Agent in the same manner as Rights Certificates, at the addresses set forth in the Rights Offering Prospectus.

4.3 Guaranteed Signatures. If a Rights Holder requests that the Rights Securities be issued in a name other than the name of the Rights Holder or that a certificate representing the Rights Securities be sent to an address other than the address shown on such Rights Holder’s Rights Certificate (or, if none, then as listed on the Rights Register), the signatures on such Rights Certificate must be guaranteed by a financial institution (including commercial banks, savings and loan associations and brokerage houses) that is a member of a recognized signature guarantee or medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”).

4.4 Deemed Exercises. If a Rights Holder has not indicated the number of Rights being exercised, or if the Rights Price payment forwarded by such Rights Holder to the Rights Agent is not sufficient to purchase the number of Rights Securities subscribed for, the Rights Holder will be deemed to have exercised the Rights with respect to the maximum number of Rights which may be exercised for the Rights Price delivered to the Rights Agent.

Article V
DELIVERY OF CERTIFICATES REPRESENTING RIGHTS SECURITIES

5.1 Delivery of Certificates for Rights Securities. As soon as practicable after the Expiration Date and receipt by the Rights Agent of certificates from the Company in accordance with Section 3.3, the Rights Agent shall mail certificates representing the Rights Securities subscribed for by the holders of the Rights. The certificates shall be mailed via first class mail to the Rights Holders’ address as shown on the reverse side of the Rights Certificate or, if none, then as listed on the Rights Register (except that the Rights Agent shall comply with any ancillary written delivery instructions provided by any subscribing Rights Holder). The Rights Agent shall maintain a mail loss surety bond protecting the Company and the Rights Agent from loss or liability arising out of non-receipt or non-delivery of such certificates.

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Article VI
FRACTIONAL RIGHTS SECURITIES

6.1 Fractional Rights Securities. No fractional Rights Securities shall be issued by the Company. Any Rights Holder who would be entitled to purchase a fractional Rights Security shall be given the right to purchase a full Rights Security.

Article VII
OVERSUBSCRIPTION RIGHTS

7.1 Availability of Oversubscription Rights. The Company may offer rights (“Oversubscription Rights”) to holders of Rights who have fully subscribed for their Rights to purchase, on a pro rata basis, Rights Securities not subscribed for by other holders of Rights, on such terms and conditions are as set forth in the Rights Offering Prospectus and as the Company and the Rights Agent shall mutually agree.

7.2 Refund. In the event any holder who exercises Rights, including Oversubscription Rights, if any, does not receive the Rights Securities subscribed therefor, the Rights Agent shall refund the Rights Price paid for the Rights Securities not received, without interest, to such holder promptly after the Expiration Date.

Article VIII
DEFECTIVE EXERCISE OF RIGHTS; LOST RIGHTS CERTIFICATES

8.1 Defective Exercise of Rights. The Company shall have the right to reject any defective exercise of Rights or to waive any defect in exercise. If an exercise is not defective except that there is a partial payment of the Rights Price, the Rights Agent shall issue only the number or amount of Rights Securities for which sufficient payment has been made. Any Rights Certificate with respect to which defects in exercise are not corrected prior to 5:00 p.m., New York City time, on the Expiration Date, shall be returned with any applicable tendered funds, without interest, to the holder of such Rights Certificate.

8.2 Lost Rights Certificates. If any Rights Certificate is alleged to have been lost, stolen or destroyed, the Rights Agent shall follow customary procedures for replacing lost certificates representing securities of the Company, provided such procedures must be completed prior to the Expiration Date in order to be effective.

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Article IX
PROOF OF AUTHORITY TO SIGN

9.1 Proof of Authority to Sign. The Rights Agent need not procure supporting legal papers, and is authorized to dispense with proof of authority to sign (including any proof of appointment or authority to sign of any fiduciary, custodian for a minor, or other person acting in a representative capacity), and to dispense with the signatures of co-fiduciaries, in connection with exercise of the Rights in the following cases:

(i) where the Rights Certificate is registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary, and is executed by such executor, administrator, trustee, custodian for a minor or other fiduciary, and the Rights Securities are to be issued in the name of the registered holder of the Rights Certificate, as appropriate;

(ii) where the Rights Certificate is in the name of a corporation and is executed by an officer of such corporation and the Rights Securities are to be issued in the name of such corporation; and

(iii) where the Rights Certificate is executed by a bank or broker as agent for the registered holder of the Rights Certificate; provided that, the Rights Securities are to be issued in the name of the registered holder of the Rights Certificate.

In cases other than those set forth above, the Rights Agent shall procure the necessary legal documents. However, in the event that all legal requirements for proper exercise of the Rights have not been met at the Expiration Date, the Rights Agent may accept approval from the Company as to whether such Rights Certificates may be accepted and the Rights Securities subscribed for thereunder issued.

Article X
ESCROW OF FUNDS

10.1 Escrow of Funds. Any funds received by the Rights Agent as payments in connection with the Rights Offering shall be held in trust and escrow by the Rights Agent (and shall be invested in a non-interest-bearing bank account or other investment acceptable to the Company) pending receipt of written disbursement instructions from the Company, at which time the funds shall be disbursed in accordance with such written instructions from the Company. The Rights Agent is hereby authorized and directed to endorse, negotiate and deposit all subscription payments into the subscription trust and escrow account to be maintained by the Rights Agent. All interest on any funds received by the Rights Agent shall inure to the benefit of and belong to the Company, including interest on any funds returned by the Rights Agent to subscribers. All interest shall be disbursed or invested in accordance with written instructions from the Company. The Rights Agent shall account on a weekly basis to the Company for all escrowed funds and on a more frequent basis, if requested by the Company.

Article XI
REPORTS

11.1 Reports Prior to the Expiration Time. If requested by the Company, the Rights Agent shall notify [                ] on or before 4:00 p.m., New York City time, on each business day during the period commencing with mailing of the Rights Certificates and ending at the Expiration Date, which notice if not delivered in writing shall thereafter be confirmed in writing, of (i) the number of Rights Securities validly subscribed for, (ii) the number of Rights Securities for which defective subscriptions have been received and the nature of such defects, (iii) the number of Rights Securities validly subscribed for pursuant to Oversubscription Rights, if any, (iv) the amounts of collected and uncollected funds in the escrow account established under this Agreement, and (v) such other information as the Company shall reasonably request.

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11.2 Reports Following the Expiration Time. At or before 5:00 p.m., New York City time, on the first business day following the Expiration Date, or upon the request from the Company from time to time thereafter, the Rights Agent shall certify in writing to the Company the cumulative totals through the Expiration Date of all the information set forth in clauses (i) through (v) above.

11.3 List of Exercising Holders. The Rights Agent shall also maintain and update a listing of Rights Holders of record who have fully or partially exercised their Rights and holders who have not exercised their Rights.

11.4 Information Requests. The Rights Agent shall provide the Company or its designees with such information compiled by the Rights Agent pursuant to this Section 11, and any other information concerning the Rights Offering in the custody or control of the Rights Agent, as any of them shall reasonably request from time to time.

Article XII
FUTURE INSTRUCTIONS

12.1 Future Instructions. With respect to notices or instructions to be provided by the Company hereunder, the Rights Agent may rely and act on any written instruction signed by any one or more authorized officers or employees of the Company certified to the Rights Agent in writing.

Article XIII
PAYMENT OF EXPENSES

13.1 Payment of Expenses. The Company will pay the Rights Agent for its services under this Agreement in accordance with the fees listed on Schedule I attached hereto, and will reimburse the Rights Agent for all reasonable and necessary expenses incurred by it in so acting.

Article XIV
COUNSEL

14.1 Counsel. The Rights Agent may consult with counsel satisfactory to it, which may be counsel to the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Rights Agent hereunder in good faith and in accordance with such advice or opinion of such counsel.

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Article XV
INDEMNIFICATION

15.1 Indemnification. The Company covenants and agrees to indemnify and hold the Rights Agent harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which the Rights Agent may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from its actions pursuant to this Agreement and for which the Rights Agent is not otherwise reimbursed under the mail loss surety bond; provided that such covenant and agreement does not extend to such costs, expenses, losses and damages incurred or suffered by the Rights Agent as a result of, or arising out of, any gross negligence, intentional misconduct or bad faith of the Rights Agent.

Article XVI
MISCELLANEOUS

16.1 Notices. Unless otherwise provided herein, all reports, notices and other communications required or permitted to be given hereunder shall be in writing and delivered by hand or telecopy or by first class mail, postage prepaid, as follows:

(i)	If to the Company, to:

MGT Capital Investments, Inc.
512 S. Mangum Street, Suite 408
Durham, NC 27701
Attention: Robert S. Lowrey
Telecopy No.

(ii)	If to the Rights Agent, to:

__________________________
__________________________
__________________________
Attention: __________________
Telecopy: __________________

16.2 Amendments and Waivers. This Agreement may not be amended or modified except by a written instrument or document which has been executed by all of the parties hereto. Any party hereto may waive any of its rights arising under this Agreement only by a written instrument or document executed by such party, and any such waiver shall not be construed as a waiver of any subsequent, or other, right of such party.

16.3 Invalidity. If one or more of the terms of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining terms of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable term or terms had never been contained herein.

16.4 Binding Effect and Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns; provided, however, that, without the prior written consent of the Company, the Rights Agent may not assign any of its interests, rights or obligations arising out of this Agreement.

16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of confliects of laws.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the date first written above.

MGT CAPITAL IVESTMENTS, INC.

By:
Name:
Title:

[RIGHTS AGENT]

By:
Name:
Title:

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SCHEDULE I

RIGHTS AGENT AGREEMENT

FEES AS RIGHTS AGENT

APPENDIX A

FORM OF RIGHTS CERTIFICATE

[Front of Rights Certificate]

RIGHTS CERTIFICATE NO: ____	NUMBER OF RIGHTS: _______

The terms and conditions of the rights offering are set forth in the Company’s prospectus supplement dated ________, 20__ (together with the base prospectus dated ___, 20__, the “Prospectus”) and are incorporated herein by reference. Copies of the Prospectus are available upon request from _________________________.

MGT CAPITAL INVESTMENTS, INC.

Incorporated under the laws of the State of Delaware

RIGHTS CERTIFICATE

Evidencing Rights to Purchase [Rights Securities] of MGT Capital Investments, Inc.

Rights Price: __ per [Rights Security]

The Rights will expire if not exercised on or before 5:00 p.m., New York City time, on _______, 20__, unless extended by the Company.

REGISTERED OWNER: _________________________________________________________________

[Address]

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [Rights Security], of MGT Capital Investments, Inc., a Delaware corporation, at a rights price of $___ per [Rights Security] (the “Rights Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the instructions accompanying this Rights Certificate.

The Rights represented by this Rights Certificate may be exercised by completing the appropriate Items on the reverse side hereof and by returning the full payment of the Rights Price for each [Rights Security] in accordance with the instructions that accompany this Rights Certificate.

[Add appropriate text if oversubscription rights are being offered.]

This Rights Certificate is not valid unless countersigned by the Rights Agent.

Witness the seal of MGT Capital Investments, Inc. and the signatures of its duly authorized officers.

Dated: ____, 20__

/s/	/s/
[Officer]	[Officer]

[Reverse of Rights Certificate]

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

[Address]

Item 1: Exercise of Rights

To subscribe for [Rights Securities], please complete this Item, sign under Item 4 and, if applicable, complete Item 5.

(a)	Exercise of Rights:

I apply for____________ [Rights Securities]	x $ ___ =	$_______________
(no. of [Rights Securities])	(rights price)	(amount)

[(b) Exercise of Oversubscription Rights

Add appropriate text, if oversubscription rights are offered]

(c)	Total Amount of Payment = $__________________

METHOD OF PAYMENT (CHECK ONE)

[ ]	Wire transfer of immediately available funds directly to the account maintained by _________________, as Rights Agent, for purposes of accepting subscriptions in this Rights Offering at ________________________________ FBO MGT Capital Investments, Inc., with reference to the Rights holder’s name.

[ ]	Check or bank draft payable to “__________________ (acting as Rights Agent for MGT Capital Investments, Inc.)”.

Item 2: Delivery To Different Address

If you request that the [Rights Securities] issuable upon exercise of the Rights represented by this Rights Certificate are to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Item 4 and have your signature guaranteed under Item 5.

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

Item 3: Issuance in a Different Name

If you request that the [Rights Securities] issuable upon exercise of the Rights represented by this Rights Certificate are to be issued and registered in a name different from that shown on the face of this Rights Certificate, please enter the name and address in which the [Rights Securities] are to be registered below, sign under Item 4 and have your signature guaranteed under Item 5.

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

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Item 4: Signature

The undersigned acknowledges that the undersigned has received the Prospectus for this Rights Offering, and hereby irrevocably exercises the Rights represented hereby for the number of [Rights Securities] indicated above on the terms and conditions specified in the Prospectus. The undersigned agrees to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the Rights.

Signature(s):

(Print Name of Signatory and Capacity in which Signed if an Entity)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

Item 5: Signature Guarantee

This Item must be completed if you have completed Item 2 or Item 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

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